UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 17, 2014 (June 16, 2014)

RANGE RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12209	34-1312571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Throckmorton, Suite 1200 Ft. Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 870-2601

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Range Resources Corporation

ITEM 2.01 Completion of Acquisition or Disposition of Assets

On June 16, 2014, we completed the previously announced sale of our Conger assets in Glasscock and Sterling County, Texas in exchange for producing properties and other assets in Virginia with a subsidiary of EQT Corporation including $145 million in cash, subject to normal post-closing adjustments. See Item 9.01(b) for pro forma financial information regarding the sale of the Conger assets.

ITEM 9.01. Financial Statements and Exhibits

(b) Pro Forma Financial information:

Unaudited pro forma information of the Company to give effect to the planned disposition of our Conger assets in Glasscock and Sterling Counties, Texas (incorporated by reference to Exhibit 99.1 to the Range Resources Corporation Report on Form 8-K (File No. 001-12209) as filed with the SEC on June 9, 2014)

(d) Exhibits

2.1 Purchase and Sale Agreement between Range Texas Production, LLC as Seller and EQT Production Nora, LLC as Buyer dated April 24, 2014

Exhibit index

Exhibit Number	Exhibit Description
2.1	Purchase and Sale Agreement between Range Texas Production, LLC as seller and EQT Production Nora, LLC as buyer dated April 24, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE RESOURCES CORPORATION

By:	/s/ ROGER S. MANNY
Roger S. Manny
Executive Vice President and Chief Financial Officer

Date: June 17, 2014